SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                       SteinRoe Investment Trust
             (Name of Registrant as Specified In Its Charter)

            ______________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
     6(i)(2), or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         __________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         __________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

     _________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
          _________________________________________________________________
     (5) Total fee paid:
         __________________________________________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2 ) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
          ____________________________________________________
      (2) Form, Schedule or Registration Statement No.
          ____________________________________________________
      (3) Filing Party:
          ____________________________________________________
      (4) Date Filed:
          ____________________________________________________

August 8, 1995



Dear Shareholder,

Several weeks ago, we sent you a proxy ballot asking that you vote on matters of importance to your SteinRoe mutual fund. As of a recent date, we have not received your proxy for the meeting which takes place on August 15th. We recognize that the summer months can be especially busy, and that this may have slipped by, but your vote is important. Therefore, we've made it possible for you to cast your vote by calling 1-800-322-0597 from 7 a.m. to 8 p.m., Monday through Friday, or 8 a.m. to 5 p.m., Saturday and Sunday (CST) or by returning your ballot in the federal express envelope enclosed.

We would be grateful if you could take the very few minutes needed to vote. And, of course, we are especially grateful to count you among our shareholders.

Sincerely,



Timothy K. Armour
President